UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 16, 2019

Protective Insurance Corporation
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)
On September 16, 2019, Protective Insurance Corporation (the “Company”) announced that John R. Barnett has been appointed as the Company’s new Chief Financial Officer (“CFO”), effective September 30, 2019.  Mr. Barnett will also become the Company’s principal financial officer and principal accounting officer, effective as of September 30, 2019.  Mr. Barnett replaces William Vens as the Company’s CFO.  As previously disclosed in the Company’s Current Report on Form 8-K filed on June 6, 2019, Mr. Vens planned for his resignation as CFO to be effective in August 2019, and his last day of employment with the Company was August 30, 2019.

Mr. Barnett, age 52, has most recently served as Chief Financial Officer and Executive Vice President of First Acceptance Corporation, a non-standard auto insurance underwriter (“First Acceptance”), since October 2018 and served as Senior Vice President, Finance of First Acceptance from May 2007 to March 2013.   Mr. Barnett’s responsibilities at First Acceptance Corporation included financial reporting, accounting, planning and analysis, investments, actuarial, and treasury operations.   From March 2013 to October 2018, Mr. Barnett served as Vice President, Finance of Broadcast Music, Inc., a music rights management company. Prior to his time at First Acceptance, Mr. Barnett served in various management and manufacturing roles during his career, including as Senior Manager, Planning and Analysis of Anheuser-Busch Companies from 1999 to 2007.   Mr. Barnett holds a B.S. from the United States Military Academy, a Master of Science in Engineering Management from the University of Missouri, and an M.B.A. from the University of Illinois.

There are no arrangements or understandings between Mr. Barnett and any other person pursuant to which Mr. Barnett was selected as an officer of the Company.    There are no transactions in which the Company and/or its subsidiaries were a party and in which Mr. Barnett has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Barnett and any director or officer of the Company.

In connection with his appointment, the Compensation and Employee Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) adopted and approved an annual base salary for Mr. Barnett of $385,000.   Mr. Barnett will receive $200,000 worth of restricted shares of the Company’s Class B common stock (the “Stock Grant”) on October 1, 2019, of which 40% of the shares will vest as of December 31, 2020, 30% of the shares will vest as of December 31, 2021, and the remaining 30% of the shares will vest as of December 31, 2022. The Committee also designated Mr. Barnett as an eligible participant under the Company’s incentive bonus plans, including an annual award under the Short-Term Incentive Plan (“STIP”) with a target value of $39,238 for 2019, and awards under the Long-Term Incentive Plan (“LTIP”) with a target value of $29,118 for 2019. The amount of the bonus that may be earned under the bonus plans for 2019 will be determined using a preset formula consisting of two components: 80% dependent upon the Company’s achievement of underwriting income compared to the target approved by the Board and 20% dependent on an evaluation of Mr. Barnett’s performance and responsibilities.   In addition, Mr. Barnett will receive a $120,000 cash sign-on bonus and a $100,000 cash relocation benefit.   The Company and Mr. Barnett entered into an offer letter dated September 6, 2019 setting forth the terms of his initial compensation as described above, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

(2)
In connection with his appointment as CFO, the Company entered into a Non-Compete, Severance and Confidentiality agreement (the “Agreement”) with Mr. Barnett, effective as of October 1, 2019.   The Agreement includes provisions requiring Mr. Barnett to maintain the confidentiality of the Company’s confidential information and subjects Mr. Barnett to non-competition and non-solicitation provisions during the term of the Agreement and for 12 months thereafter.  The Company may terminate Mr. Barnett’s employment at any time with or without cause.   Under the Agreement, if (i) Mr. Barnett is terminated by the Company without cause (as defined in the Agreement), (ii) he resigns for good reason (as defined in the Agreement), or (iii) Mr. Barnett’s employment is terminated by the Company without cause and in anticipation of a change in control (as defined in the Agreement) to be effectuated within 120 days of the termination date or by either the Company or by Mr. Barnett on or before the 24-month anniversary of a change in control, he will receive a cash payment equal to his annual base salary in effect at the time of termination plus his target STIP and LTIP awards applicable to the year in which the termination occurs, the vesting of any unvested equity awards, including any unvested portion of the Stock Grant, and the reimbursement of his costs associated with the continuation of certain health and welfare benefits for a period of up to 12 months.  If prior to April 1, 2020, Mr. Barnett’s employment is terminated by the Company for cause or he resigns without good reason, the Agreement provides that Mr. Barnett will be required to repay the Company his full $100,000 cash relocation package.

The preceding description of the Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Barnett’s appointment as CFO is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release issued by the Company on September 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE INSURANCE CORPORATION

September 16, 2019                                                           By:    /s/ Jeremy D. Edgecliffe-Johnson
          Jeremy D. Edgecliffe-Johnson,
          Chief Executive Officer